PROSPECTUS SUPPLEMENT                                REGISTRATION NO. 333-92161
(To Prospectus dated October 25, 2004)                                333-95805
                                                Filed Pursuant to Rule 424(b)(3)



                               [graphic omitted]




                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Pharmaceutical HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                           Primary
                                                                              Share        Trading
                      Name of Company                          Ticker        Amounts        Market
     ----------------------------------------------------      -------       --------      ---------
     Abbott Laboratories                                         ABT            14            NYSE
     Allergan, Inc.                                              AGN             1            NYSE
     Andrx Corporation-Andrx Group                               ADRX            2           NASDAQ
     Advanced Medical Optics, Inc.                               AVO         0.222222         NYSE
     Biovail Corporation                                         BVF             4            NYSE
     Bristol-Myers Squibb Company                                BMY            18            NYSE
     Eli Lilly & Company                                         LLY            10            NYSE
     Forest Laboratories, Inc.                                   FRX             4            NYSE
     Hospira, Inc.                                               HSP            1.4           NYSE
     IVAX Corporation                                            IVX          2.34375         AMEX
     Johnson & Johnson                                           JNJ            26            NYSE
     King Pharmaceuticals, Inc.                                   KG           4.25           NYSE
     Medco Health Solutions                                      MHS          2.6532          NYSE
     Merck & Co., Inc.                                           MRK            22            NYSE
     Mylan Laboratories, Inc.                                    MYL           2.25           NYSE
     Pfizer Inc.                                                 PFE            58            NYSE
     Schering-Plough Corporation                                 SGP            14            NYSE
     Valeant Pharmaceuticals                                     VRX             1            NYSE
     Watson Pharmaceuticals, Inc.                                WPI             1            NYSE
     Wyeth                                                       WYE            12            NYSE
     Zimmer Holdings, Inc.                                       ZMH            1.8           NYSE

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2005.